SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             TOMPKINS TRUSTCO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                               TOMPKINS  [GRAPHIC OMITTED]
                                  TRUSTCO INC.

                                                                   April 9, 2004

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

                  TO THE STOCKHOLDERS OF TOMPKINS TRUSTCO, INC.

    The annual meeting of stockholders (the "Meeting") of Tompkins Trustco, Inc. ("Tompkins" or the "Company") will be held on Tuesday, May 11, 2004 at 6:00 p.m., in the Grand Ballroom at the Clarion University Hotel & Conference Center, One Sheraton Drive, Ithaca, New York, for the following purposes:

    1. To elect five (5) Directors for a term of three (3) years expiring in the year 2007, and one (1) Director for a term of one year (1) expiring in the year 2005;

    2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 26, 2004 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

    A stockholder's information meeting will be held at 11:00 a.m. on Wednesday, May 12, 2004, for our stockholders in the Castile area at the Batavia Party House, Batavia, New York.

    A stockholder's information meeting will be held at 6:00 p.m. on Wednesday, May 19, 2004, for our stockholders in the Mahopac area at the Mahopac Golf Club, Mahopac, New York.

    Enclosed with this notice are the attached proxy statement, a form of proxy and return envelope, instructions for voting by telephone or via the Internet, the Company's Annual Report on Form 10-K for the Company's 2003 fiscal year, and the Company's 2003 Corporate Report to stockholders.

    Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to read and carefully consider the attached proxy statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed form of proxy without delay in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of Tompkins prior to the Meeting, or by attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

    By Order of the Board of Directors,




    /s/ JAMES J. BYRNES                       /s/ LINDA M. CARLTON
    ----------------------------------        ----------------------------------
    James J. Byrnes                           Linda M. Carlton
    Chairman & Chief Executive Officer        Asst. Vice President & Corporate
                                               Secretary


               P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

                      [This Page Intentionally Left Blank]

                               TOMPKINS  [GRAPHIC OMITTED]
                                  TRUSTCO INC.


                                 PROXY STATEMENT


             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2004

    This proxy statement together with the form of proxy is being mailed to stockholders on or about April 9, 2004 in connection with the solicitation by the Board of Directors of TOMPKINS TRUSTCO, INC. ("Tompkins" or the "Company"1) of proxies to be used at the annual meeting of stockholders (the "Meeting") of the Company to be held at 6:00 p.m. on Tuesday, May 11, 2004 and any adjournment thereof.

VOTING

    Only stockholders of record at the close of business on March 26, 2004 will be entitled to vote. On March 26, 2004, there were 8,167,054 shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), outstanding. Unless otherwise noted, all share numbers and share prices reflected in this proxy statement have been adjusted to give effect to a stock dividend paid during the 2003 fiscal year. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

    Stockholders whose shares are registered in their own names may vote by mailing a completed proxy, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed form of proxy. To vote by mailing a proxy, sign and return the enclosed form of proxy in the enclosed pre-addressed postage-paid envelope. Shares covered by a proxy that is properly executed and received prior to the close of business on the day of the Meeting will be voted and, if the stockholder who executes such proxy shall specify therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted "FOR" each proposal for which no instruction is given. Other than the election of Directors, the Board is not aware of any other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments thereof, the Board of Directors intends that the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters in accordance with the judgment of the person or persons acting under the proxy.

    The presence of a stockholder at the Meeting will not automatically revoke a proxy previously delivered by that stockholder. A stockholder may, however, revoke his or her proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

    The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting and, in the event there are not sufficient votes on any matter, the Meeting may be adjourned. Directors shall be elected by a plurality of the eligible votes cast, and such other business as may properly come before the Meeting will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, and broker non-votes shall be counted toward a quorum, but abstentions and broker non-votes are not deemed to be votes cast and therefore have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast and will have no effect on the outcome of the election.



--------------------------
    (1) References in this proxy statement to "Tompkins" or the "Company" shall include the Company's subsidiaries - Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, and Tompkins Insurance Agencies, Inc. unless the context indicates otherwise.

SOLICITATION OF PROXIES

    The total cost of solicitation of proxies in connection with the Meeting will be borne by the Company. In addition to solicitation by mail, Directors, officers and employees of the Company may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 26, 2004, with respect to the beneficial ownership of the Company's Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each Director and nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and Directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned:

                                                                     Common Stock
                                                                   Beneficially Owned
                                                                   ------------------
                                                                                      Percent of
                                                           Number of                  Outstanding
Names                                                        Shares                    Shares(1)
-------------------------------------------------------------------------------------------------
Directors and Executive Officers
   John E. Alexander+                                       13,962(2)                      **
   James J. Byrnes*+                                        68,206(3)                      **
   James W. Fulmer*+                                        82,674(4)                     1.01
   Stephen E. Garner*                                       26,559(5)                      **
   Reeder D. Gates+                                         92,798(6)                     1.14
   William W. Griswold+                                      5,068(7)                      **
   James R. Hardie+                                         70,274(8)                      **
   Elizabeth W. Harrison++                                     219                         **
   Bonnie H. Howell+                                         4,820(9)                      **
   Hunter R. Rawlings, III+                                  1,874(10)                     **
   Stephen S. Romaine*                                       9,483(11)                     **
   Thomas R. Salm+                                           3,223(12)                     **
   Michael H. Spain+                                       382,434(13)                    4.68
   William D. Spain, Jr.+                                  381,938(14)                    4.68
   Donald S. Stewart*                                       49,631(15)                     **
   Craig Yunker+                                             8,840(16)                     **
   All Directors and executive
      officers as a group (22 persons)                     942,123                       11.43

Investment Services Division of the Tompkins Trust
   Company in the fiduciary capacity indicated:

   Executor, Trustee or Co-Trustee                         887,775(17)                   10.77

   Trustee for the Tompkins Trustco                        595,990(17)                    7.23
     Employee Stock Ownership and
     Investment & Stock Ownership Plans

   Agent or Custodian                                      224,311(17)                    2.72

   --------------------------
   * Named Executive Officer
   + Director of the Company
   ++Nominee for Director of the Company
   ** Less than 1 percent

(1) The number of shares beneficially owned by each person or group as of March 26, 2004 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 26, 2004, including, but not limited to, upon the exercise of options. References to options in these footnotes include only options to purchase shares that were exercisable on or within 60 days after March 26, 2004. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 8,167,054 shares of Common Stock outstanding on March 26, 2004 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 26, 2004.

(2) Includes 1,256 shares owned by Mr. Alexander's spouse and 1,414 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(3) Includes 18,900 shares held in the Company's Employee Stock Ownership Plan and 2,750 shares that Mr. Byrnes may acquire by exercise of options exercisable at March 26, 2004 or 60 days thereafter.

(4) Includes 10,060 shares held in the Company's Employee Stock Ownership Plan, 22,000 shares owned by Mr. Fulmer's spouse, 275 shares held by Mr. Fulmer as Custodian, under the Uniform Transfers to Minors Act, for his son, and 9,898 shares that Mr. Fulmer may acquire by exercise of options exercisable at March 26, 2004 or 60 days thereafter.

(5) Includes 1,826 shares held in the Company's Employee Stock Ownership Plan and 23,980 shares that Mr. Garner may acquire by exercise of options exercisable at March 26, 2004 or 60 days thereafter.

(6) Includes 71,369 shares held in the R. D. Gates, Ltd. Employee Profit Sharing Fund, 2,186 shares owned by Mr. Gates's spouse and 1,302 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(7) Includes 1,554 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(8)   Includes 274 shares held in the Company's Employee Stock Ownership Plan.

(9) Includes 904 shares held in trust for Ms. Howell pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(10) Includes 1,165 shares held in trust for Mr. Rawlings pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(11) Includes 986 shares held in the Company's Employee Stock Ownership Plan and 8,497 shares that Mr. Romaine may acquire by exercise of options exercisable at March 26, 2004 or 60 days thereafter.

(12) Includes 651 shares owned by Mr. Salm's spouse and 1,491 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(13) Includes 347,692 of the shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. Michael Spain is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 69,538 shares which represents his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain's beneficial ownership also includes 199 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(14) Includes 347,692 of the shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. William Spain, Jr. is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 69,538 shares which represents his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain's beneficial ownership also includes 296 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(15) Includes 9,052 shares held in the Company's Employee Stock Ownership Plan, 9,817 shares that Mr. Stewart may acquire upon exercise of options exercisable at March 26, 2004 or within 60 days thereafter, and 11,567 shares owned by Mr. Stewart's spouse.

(16) Includes 688 shares owned by Mr. Yunker's sons and 389 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(17) As of March 26, 2004, Tompkins Investment Services (a division of the Tompkins Trust Company (the "Trust Company") held 1,708,076 shares of Common Stock of the Company, representing 20.72 percent of the issued and outstanding shares of Common Stock. Of such shares, 887,775 shares are held in a fiduciary capacity as Executor, Trustee or Co-Trustee. Where the Trust Company is sole executor or trustee, such shares will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 1,708,076 shares mentioned above, 595,990 shares, or 7.23 percent of the outstanding shares, are held by the Tompkins Trustco, Inc. Employee Stock Ownership and Investment & Stock Ownership Plans, for which all shares have been allocated to participant accounts. Individual plan participants vote these shares. In addition, 224,311 shares are held as Agent or Custodian with the voting power retained by the owner. Such shares represent 2.72 percent of the Common Stock outstanding. Tompkins Trust Company's address is The Commons, P.O. Box 460, Ithaca, New York 14851.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    The Board is divided into three classes, with the classes of Directors serving for staggered three-year terms that expire in successive years. Five of the nominees for Director are currently Directors of the Company standing for re-election, as their terms expire as of the date of the Meeting. The sixth nominee, Elizabeth W. Harrison, for Director has been nominated by the Nominating/Corporate Governance Committee upon recommendation of an executive officer of the Company to serve until the 2005 annual meeting of stockholders.

     At the Meeting, stockholders will elect five Directors to hold office until the 2007 annual meeting of stockholders and one Director to hold office until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected to the Board.

    The persons named in the proxy to represent stockholders at the Meeting are:
Joseph H. Perry and Linda M. Carlton. The proxies will vote as directed and in the absence of instructions, will vote the shares represented by the proxies in favor of the election of nominees named below. In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a Director.

    The Board recommends a vote "FOR" the election of each of the Director nominees.

    The following table sets forth each Director nominee and continuing Director's name, age, the year he or she first became a Director and the year in which his or her term will expire. Biographies of the Director nominees and the Directors continuing in office follow the table. Unless otherwise indicated, all Directors have been employed in their current positions for at least five years.

                                                        Year First
                                                          Elected       Term to
Name                                             Age     Director       Expire
--------------------------------------------------------------------------------
Board Nominees For Terms To Expire In 2007
--------------------------------------------------------------------------------
   James J. Byrnes                                62         1989         2007
   Reeder D. Gates                                58         1985         2007
   Bonnie H. Howell                               56         1982         2007
   Michael H. Spain                               46         2000         2007
   William D. Spain, Jr.                          52         2000         2007

--------------------------------------------------------------------------------
Board Nominee For Term To Expire In 2005
--------------------------------------------------------------------------------
   Elizabeth W. Harrison                          53           --         2005

--------------------------------------------------------------------------------
Directors Continuing In Office
--------------------------------------------------------------------------------
   James W. Fulmer                                52         2000         2006
   William W. Griswold                            46         1996         2006
   James R. Hardie                                61         2001         2006
   Thomas R. Salm                                 63         1981         2006

   John E. Alexander                              51         1993         2005
   Hunter R. Rawlings, III                        59         1996         2005
   Craig Yunker                                   53         2000         2005

Business Experience of Directors, including Director Nominees

    James J. Byrnes has served as the Company's Chief Executive Officer since 1995 and has served as the Chairman of the Board of Directors of the Company since 1992. From 1995 until January 24, 2000, Mr. Byrnes also served as the President of the Company. Mr. Byrnes currently serves as Chairman of the Board of Directors of Tompkins Trust Company. Additionally, from 1989 until December 31, 2002, Mr. Byrnes served as the President and Chief Executive Officer of Tompkins Trust Company. He also serves as a Director of Mahopac National Bank, Tompkins Insurance Agencies, Inc., The Bank of Castile and the New York Business Development Corporation.

    Reeder D. Gates has served as a Director of the Company since 1995 and as a Director of Tompkins Trust Company since 1985. Mr. Gates is President of R. D. Gates, Ltd., a company engaged in community pharmacies.

    Bonnie H. Howell has served as a Director and as Vice Chair of the Board of Directors of the Company since 1995. She has also served as a Director of Tompkins Trust Company since in 1982 and as Vice Chair of the Board of Directors of Tompkins Trust Company since 1992. Ms. Howell was President and Chief Executive Officer of Cayuga Medical Center at Ithaca until her retirement on December 31, 2002. She also serves as a Director of the Hospital's Underwriters Mutual and Medical Liability Mutual Insurance Company, and Trustee of the Hospital Association of New York State.

    Michael H. Spain has served as a Director of the Company since 2000. Mr. Spain also serves as a Director of Mahopac National Bank. He has served as a Director of Mahopac National Bank since 1992. Mr. Spain also owns and serves as the President of the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company, President of Sleeping Indian, LLC, a real estate holding company, and President of Wind River, LLC and Indian Paintbrush, LLC, companies engaged in real estate development.

    William D. Spain, Jr. has served as a Director of the Company since 2000. He has served as a Director of Mahopac National Bank since 1991 and as Chairman of Mahopac National Bank since 2000. He has been the Managing Partner of Spain & Spain, PC, a law firm in Mahopac, New York, since 1983. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company.

    Elizabeth W. Harrison has been nominated to serve as a Director of the Company. She is President and Chief Executive Officer of the Genesee Country Village & Museum and has served in such capacity since November 1999. She also serves on the Museum's Board of Trustees. Prior to 1999, Ms. Harrison served for 18 years as President and Chief Executive Officer of Career Development Services, a not-for-profit educational corporation. She has served as a Director of The Bank of Castile since February 2002. Ms. Harrison also serves as a Commissioner on the Town of Wheatland Economic Development Commission, and as a Trustee for other not-for-profit organizations, including the Rochester Philharmonic Orchestra.

    James W. Fulmer has served as President and a Director of the Company since 2000. He has served as a Director of The Bank of Castile since 1988 and as its Chairman since 1992. Effective December 18, 2002, he assumed the additional responsibilities of President and Chief Executive Officer of The Bank of Castile. Mr. Fulmer has served as a Director of Mahopac National Bank since 1999, and as Chairman of Tompkins Insurance Agencies, Inc. since January 1, 2001. He served as the President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until the merger with the Company in 1999. Mr. Fulmer also served as the Chief Executive Officer of The Bank of Castile from 1996 through April 2000. He serves as a Director of the United Memorial Medical Center, Erie & Niagara Insurance Association, Cherry Valley Cooperative Insurance Company, and the Monroe Title Insurance Association, and is Treasurer of Genesee County Industrial Development Agencies, Inc.

    William W. Griswold has served as a Director of the Company and as a Director of Tompkins Trust Company since 1996. Mr. Griswold also serves as the President and Chief Executive Officer and as a Director of Ontario Telephone Company, Inc., and Trumansburg Telephone Company, Inc. (collectively the "Ontario and Trumansburg Telephone Companies"), where he has been employed since 1979. Mr. Griswold also serves as Vice President of Trucell, Inc., a subsidiary of Trumansburg Telephone Company, Inc. that formerly provided cellular service. He has served as its Vice President since 1996.

    James R. Hardie was elected a Director of the Company effective February 1, 2001. He was President of Austin, Hardie, Wise Agency, Inc. from 1974 until January 1, 2001, when he became President, Chief Executive Officer and a Director of Tompkins Insurance Agencies, Inc., a wholly-owned subsidiary of the Company. Effective January 1, 2003, Mr. Hardie's role as President and Chief Executive Officer was assumed by David S. Boyce. Mr. Hardie became Vice Chair of the Board of Tompkins Insurance Agencies, Inc., effective August 1, 2002. Mr. Hardie is a partner in Hardie-Ellwood, a leasing company, and a stockholder in Moeller Hardie Jewelers.

    Thomas R. Salm has served as a Director of the Company since 1995 and as a Director of Tompkins Trust Company since 1981. Prior to his retirement on August 31, 2002, Mr. Salm served as Vice President for Business Affairs at Ithaca College, Ithaca, New York.

    John E. Alexander has served as a Director of the Company since 1995 and as a Director of Tompkins Trust Company since 1993. Mr. Alexander is a principal stockholder and serves as President and Chief Executive Officer of The CBORD Group, Inc., a computer software company, which Mr. Alexander founded in 1975.

    Hunter R. Rawlings, III has served as a Director of the Company and as a Director of Tompkins Trust Company since 1996. From July 1, 1995, until his resignation, effective June 30, 2003, Dr. Rawlings was President of Cornell University. Dr. Rawlings currently is a Professor in the Cornell Classics Department and University President Emeritus.

    Craig Yunker has served as a Director of the Company since 2000 and as a Director of The Bank of Castile since 1991. He is the Managing Member of CY Farms, LLC, CY Properties, LLC, CCR Farming, LLC, CY Heifer Farm, LLC, Batavia Turf, LLC, companies engaged in farming, and Agricultural Development Services, LLC, an agricultural consulting business.

                   MATTERS RELATING TO THE BOARD OF DIRECTORS

Board of Directors Meetings and Committees

    During the 2003 fiscal year, the Board of Directors held four regular meetings and no special meetings. During this period, all of the Directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such Director served, except that the aggregate number of meetings of the Company's Board of Directors and committee meetings attended by Bonnie H. Howell (50%), Hunter R. Rawlings, III (67%) and William D. Spain, Jr. (72%) was less than 75% during the 2003 fiscal year. Ms. Howell and Messrs. Rawlings and Spain were briefed, both before and after meetings, on matters covered at the Board of Director and committee meetings they were not able to attend.

    The Annual Meeting of Stockholders for the 2002 fiscal year was held on May 12th and the following Directors were in attendance: James J. Byrnes, Bonnie H. Howell, James W. Fulmer, Reeder D. Gates, William W. Griswold, James R. Hardie, Edward C. Hooks, Hunter R. Rawlings III, Thomas R. Salm, Michael H. Spain, William D. Spain, Jr. and Craig Yunker. Mr. John E. Alexander was not able to be present at the meeting.

     The Board currently has, and appoints the members of, four standing committees: the Executive/Compensation/Personnel Committee, the Audit/Examining Committee, the Nominating/Corporate Governance Committee and the Pension Administration Committee. Each of the Audit/Examining Committee and the Nominating/ Corporate Governance Committee has a written charter approved by the Board of Directors. A copy of the Audit/Examining Committee's charter is attached to this Proxy Statement as Appendix A and a copy of the Nominating/ Corporate Governance Committee's charter is attached hereto as Appendix B.

    The current members of the committees are identified in the following table:

                     Executive/Compensation/                         Nominating/
Director                   Personnel           Audit/Examining   Corporate Governance  Pension Administration
-------------------------------------------------------------------------------------------------------------
John E. Alexander             --                      X                   X                      --
-------------------------------------------------------------------------------------------------------------
James J. Byrnes               --                     --                  --                    Chair
-------------------------------------------------------------------------------------------------------------
Bonnie H. Howell            Chair                 Alternate            Chair                     --
-------------------------------------------------------------------------------------------------------------
Reeder D. Gates                X                     --                   X                      --
-------------------------------------------------------------------------------------------------------------
William W. Griswold            X                   Chair                 --                      --
-------------------------------------------------------------------------------------------------------------
Thomas R. Salm                 X                      X                   X                       X
-------------------------------------------------------------------------------------------------------------
Hunter R. Rawlings, III       --                     --                  --                       X
-------------------------------------------------------------------------------------------------------------
Craig Yunker                   X                     --                  --                      --
-------------------------------------------------------------------------------------------------------------

    The Executive/Compensation/Personnel Committee met five times during the 2003 fiscal year. This committee reviews and approves salaries and other matters relating to executive compensation, including determining the compensation of the Company's Chief Executive Officer, and administers the Company's stock option plans, including reviewing and granting stock options to executive officers and other employees. This committee also reviews and approves various other company compensation policies and matters and is responsible for assuring that the Company's executive officers are compensated effectively in a manner consistent with the Company's objectives. Each of the members of this committee is an "independent director" as defined in Section 121A of the listing standards of the American Stock Exchange ("AMEX"). For more information about the duties and responsibilities of this committee, see "Report of the Executive/Compensation/Personnel Committee of the Board of Directors."

    The Audit/Examining Committee met five times during the 2003 fiscal year. This committee assists the Board in its general oversight of the Company's accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors. The responsibilities and activities of the Audit/Examining Committee are described in greater detail in the "Report of the Audit/Examining Committee of the Board of Directors" included in this proxy statement. The Board of Directors has determined that Mr. John Alexander and Mr. William Griswold each qualify as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and that each of the members of the Audit/Examining Committee satisfies the independence standards in Section 121A of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

    The Nominating/Corporate Governance Committee met three times during the 2003 fiscal year. This committee is responsible for assisting the Board in developing corporate governance policies and practices that are compliant with applicable laws and regulations, including the listing requirements of the American Stock Exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. In addition, this committee is responsible for making recommendations to the Board regarding Board membership and composition. This committee establishes procedures for the nomination process and nominates candidates for election to the Board. The process for electing director nominees entails making a preliminary assessment of each candidate based upon his or her resume and other biographical information, his or her willingness to serve on the Board and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of Tompkins at that time. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the committee will nominate the candidate to the Board for election at the next annual meeting of stockholders. If the director nominee is a current Board member, the committee also considers prior Board performance and contributions. The committee uses the same process for evaluating all candidates regardless of the source of the nomination.

    The minimum qualifications and attributes that the committee believes must be possessed by a director nominee include: high personal values; judgment and integrity; an understanding of the regulatory and policy environment in which Tompkins conducts its business; an understanding of, and interest in, the committees served by Tompkins; and experience in the key business, financial and management challenges that face financial service companies.

    The committee considers nominees proposed by stockholders. To recommend a prospective nominee for the committee's consideration, stockholders should submit the candidate's name and qualifications to: Chairman, Nominating/Corporate Governance Committee, Tompkins Trustco, Inc. Board of Directors, P.O. Box 460, Ithaca, New York 14851. Each member of this committee is an "independent director" as defined in Section 121A of the AMEX listing standards.

    The Pension Committee met two times during the 2003 fiscal year. This committee is responsible for administering the Tompkins Trustco, Inc. Retirement Plan and the Tompkins Trustco, Inc. Deferred Compensation Plan for Selected Officers.

Director Compensation

    It is the general policy of the Board that compensation for independent Directors should be a mix of cash and equity-based compensation. Employee Directors are not paid for Board service in addition to their regular employee compensation.

    During the 2003 fiscal year, each non-employee director (other than Bonnie Howell) received a fee of $650 for each Board meeting attended and a fee of $275 for each committee meeting attended (collectively, the "Meeting Fees"). In addition, each non-employee director (other than Bonnie Howell) who served as a committee chair was paid an annual stipend of $1,000 (the "Annual Stipend"). Meeting Fees are paid quarterly and the Annual Stipend is paid at the end of the fiscal year. Pursuant to the 1996 Stock Retainer Plan for Non-Employee Directors, as amended (the "Retainer Plan"), non-employee Directors are issued shares of Common Stock, in lieu of cash, as payment of their Meeting Fees and, as applicable, their Annual Stipend. Each Director participating in the Retainer Plan may elect to defer receipt of the stock retainer. In fiscal 2003, Director Bonnie Howell did not receive Meeting Fees or the Annual Stipend. In lieu of Meeting Fees and the Annual Stipend, Ms. Howell was paid an annual retainer fee of $25,500 for her services as Vice Chair of the Board of Directors. A portion of this annual retainer was paid in shares of Common Stock (63 shares of Common Stock), which were deferred and placed in a trust account pursuant to the Retainer Plan.

    Aggregate fees paid by the Company to non-employee Directors, exclusive of the annual retainer paid to Ms. Howell, in 2003 for Meeting Fees and the Annual Stipend were $55,925 (a portion of which included a $750 quarterly retainer paid to non-employee Directors who also served as directors in fiscal 2003 of Tompkins Trust Company - John E. Alexander, Reeder D. Gates, William W. Griswold, Hunter R. Rawlings, III, Thomas R. Salm and Edward C. Hooks who was a Director in fiscal 2003) paid through the issuance of 1,190 shares of Common Stock, which were deferred and placed in a trust account pursuant to the Retainer Plan.

                          CORPORATE GOVERNANCE MATTERS

Stockholder Communications with Directors

    Stockholders may communicate concerns to the Board by writing to the following address: Board of Directors, Tompkins Trustco, Inc. P.O. Box 460, Ithaca, New York 14851. Both the Chairman and Vice Chairman will review all correspondence and will determine whether the correspondence should be presented to the Board. If either of them determines that a communication should be reviewed by the Board, it will be presented to the full Board for its review and consideration.

Policy Regarding Directors Attendance at Annual Meetings

    The Company does not have a policy that requires the attendance of all Directors at the Annual Meetings. Although the Board strongly encourages attendance.

Directors and Executive Officers - Code of Ethics

    The Board of Directors has adopted the Tompkins Trustco Inc. Code of Ethics for Chief Executive Officer and Senior Financial Officers that applies to the Company's Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is available at the Company's Investor Relations website - "Corporate Governance" (www.tompkinstrustco.com). The Company intends to post amendments to or waivers from the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on its website.

                             EXECUTIVE COMPENSATION

Report of the Executive/Compensation/Personnel Committee of the Board of Directors

    The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Overview of Executive Compensation Goals and Objectives

    The Executive/Compensation/Personnel Committee (the "Compensation Committee") is responsible for determining and/or recommending to the full Board the compensation of the Company's executive officers, including the executive officers identified in the Summary Compensation Table. A goal of the Compensation Committee is to maintain executive compensation that is fair and reasonable, consistent with the Company's size and the compensation practices of the financial services industry generally. A key objective of the Compensation Committee is to attract, develop and retain high caliber executives who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee periodically compares its compensation levels, practices and financial performance to a select group of banking institutions of similar size, geographic market and business makeup. Toward that end, the Compensation Committee considered approximately 10 banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were located in New York State. The pertinent information pertaining to the companies forming the comparative group considered by the Compensation Committee was gathered from information available to the public and from a survey developed by the Independent Bankers Association of New York (IBANYS) which survey provided information about the compensation practices of community banking institutions in New York State.

    Based upon the information reviewed by the Compensation Committee, the Committee believes the Company's executive compensation practices for fiscal 2003 were appropriate.

Components of Executive Compensation

    The three major components of the Company's executive officer compensation are: (i) base salary, (ii) annual bonus and (iii) long-term, equity-based incentive awards.

    Base salary. The Compensation Committee annually reviews the salaries of the Company's executives. When setting base salary levels, the Compensation Committee considers (a) competitive market conditions for executive compensation, (b) the Company's performance and (c) the individual's performance. The Company's performance is measured by the Company's strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on stockholders' equity for the year. Although the Compensation Committee considers year-to-year changes in stock price in its evaluation of Company performance, the Committee does not emphasize this criterion because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular executive officer's operational responsibility in comparison to targeted performance criteria.

    Annual bonus. The Company's annual cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met.

    Long-term, equity-based awards. The Committee believes that stock option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company's success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the Company can exert very little influence on short-term fluctuations in stock price, the Compensation Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Stock option awards are based on the performance of the individual executive and his or her anticipated contribution to the achievement of the Company's strategic goals and objectives. In addition to stock options, executives may receive Common Stock through the profit sharing component of the Tompkins Trustco Inc. Employee Stock Ownership Plan.

Executive Compensation for Fiscal 2003

     In determining the compensation for the Company's executive officers for fiscal 2003, including the compensation of the Company's Chief Executive Officer, the Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer.

The performance factors considered included 1) the Company's net income for fiscal 2003 as compared to the Company's internal targets; 2) increases in earnings per share of the Company's Common Stock for the latest 12 months; 3) the Company's return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group Percentile); 4) increases in the Company's stock price over 12 months; and 5) the Company's return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile). The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance.

    This report was prepared by the Executive/Compensation/Personnel Committee of the Board of Directors:

Members of the Compensation Committee
Bonnie H. Howell, Chair                Reeder D. Gates       William W. Griswold
Thomas R. Salm                         Craig Yunker

Compensation Committee Interlocks and Insider Participation

    The members of the Executive/Compensation/Personnel Committee for the 2003 fiscal year were Bonnie H. Howell, Thomas R. Salm, Reeder D. Gates, Craig Yunker and William W. Griswold. No member of this committee was at any time during the 2003 fiscal year or at any other time an officer or employee of Tompkins. No executive officer of Tompkins has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Tompkins Board of Directors or the Executive/Compensation/Personnel Committee during the 2003 fiscal year.

    William W. Griswold, serves as president and chief executive officer and as a director of Ontario Telephone Company, Inc. and Trumansburg Telephone Company, Inc. and as vice president of Trucell, Inc., a wholly owned subsidiary of Trumansburg Telephone Company. During the 2003 fiscal year, the Company purchased telecommunication, network and computer equipment and services from Finger Lakes Technologies Group, Inc., a wholly owned subsidiary of Ontario Telephone Company and Trumansburg Telephone Company and telephone service from the Trumansburg Telephone Company. During fiscal 2003, the Company paid Finger Lakes Technologies Group and Trumansburg Telephone Company a total of $160,879 and $16,386, respectively, for products and services. Tompkins anticipates that it will retain Finger Lakes Technology Group to provide the Company with installation and maintenance services during the 2004 fiscal year.

    The following table sets forth information concerning the compensation paid by the Company, for each of the fiscal years ended December 31, 2003, 2002 and 2001, to its Chief Executive Officer and to each of its four other most highly compensated executive officers (based on total salary and bonus for the last completed fiscal year) (the "Named Executive Officers") who were serving as executive officers at the end of the fiscal year ended December 31, 2003, and whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                  Annual Compensation                           Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                                    Securities
Name and Principal                                              Other Annual        Underlying           All Other
Position                      Year    Salary(1)     Bonus(2)   Compensation(3)     Options(#)(4)       Compensation(5)
----------------------------------------------------------------------------------------------------------------------
JAMES J. BYRNES               2003    $395,000      $165,000      $704,512               0                $41,922
Chairman of the Board,        2002     375,000       150,000       416,183               0                 44,206
President & Chief             2001     346,500       150,000       451,862             11,000              37,056
Executive Officer

STEPHEN E. GARNER             2003    $240,000      $ 75,000          0                  0                $28,322
President & CEO               2002     197,000        60,000        92,600             11,000              23,918
Tompkins Trust Company        2001     187,000       104,000          0                 5,500              20,993

JAMES W. FULMER (1)           2003    $206,000      $ 75,000          0                  0                $21,281
President of the Company      2002     199,000        65,000          0                  0                 20,435
Chairman, President & CEO     2001     189,000        60,000          0                  0                 29,547
of  The Bank  of Castile

STEPHEN S. ROMAINE (1)        2003    $157,000      $ 47,000          0                  0                $17,013
President & CEO of            2002     127,000        30,480          0                 6,600              15,763
Mahopac National Bank         2001     121,000        29,040          0                 3,850              14,548

DONALD S. STEWART             2003    $150,000      $ 43,000      $  7,611                0               $18,032
Executive Vice President      2002     143,000        43,000         7,417              6,600              16,511
Senior Trust Officer          2001     137,000        38,000         7,557                0                17,438

(1) Includes Directors fees for Mr. Fulmer's service on the boards of Bank of Castile and Mahopac National Bank; Includes Directors fees for Mr. Romaine's service on the board of Mahopac National Bank.

(2) These amounts represent cash awards for performance bonuses, including amounts of such bonuses deferred under the Tompkins Trustco, Inc Deferred Compensation Plan for Selected Officers.

(3) In accordance with SEC rules, amounts received for perquisites and other personal benefits with a value equal to the lesser of $50,000 or 10% of the total annual salary and bonuses reported for a named executive officer are not included. In fiscal year 2002, the Company reimbursed Mr. Garner for his moving expenses. Reflects value realized as a result of stock options exercised during the 2003 fiscal year James J. Byrnes - $704,512 and Donald S. Stewart - $7,611.

(4)   Where applicable, adjusted for 10% stock dividend.

(5) Includes amounts matched on salary deferral pursuant to the Company's Investment and Stock Ownership Plan. Includes amounts paid pursuant to the profit sharing item referenced in the Company's Investment and Stock Ownership Plan and the Company's Employee Stock Ownership Plan. Includes taxable amounts of applicable life insurance premiums paid on the executive's behalf by the Company.

BENEFIT PLANS

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

    The Company has a severance agreement with James J. Byrnes, Chairman and Chief Executive Officer, which provides for severance payments equal to approximately three times his annualized tax-includable compensation under certain circumstances. The payment terms of this agreement are triggered should certain events take place which seek to effect a "change of control" (as defined in the agreement) of the Company. In the event a change of control and termination of Mr. Byrnes's employment within two years of such change-in control, he will be entitled to one lump sum cash payment per the severance agreement.

    In connection with the merger of Letchworth Independent Bancshares Corporation ("LIBC") with and into Tompkins, the Company assumed all of LIBC's obligations under its employment agreement with James W. Fulmer. During 2003, Mr. Fulmer served as the President of Tompkins, Chief Executive Officer of The Bank of Castile and the Chairman of the Board of Directors of The Bank of Castile. Pursuant to the terms of the agreement, as amended, each year the term of Mr. Fulmer's employment agreement is automatically extended for an additional year so that the term of the employment agreement is always three (3) years. In the event that the Company terminates the employment agreement without "cause," as that term is defined in the agreement, the Company is required to pay Mr. Fulmer, as severance pay, his annual compensation plus all fringe benefits for a period of three (3) years from the date of such termination.

    Stephen E. Garner has an employment agreement with the Company. Each year, the term of Mr. Garner's employment agreement is automatically extended for an additional year so that the term of the employment agreement is always three (3) years. In the event that the Company terminates the employment agreement without "cause," as that term is defined in the agreement, the Company is required to pay Mr. Garner, as severance pay, his annual compensation for a period of eighteen (18) months from the date of such termination. In addition, in the event that the Company terminates the employment agreement without "cause" as a result of a "significant event," as that term is defined in the agreement, the Company is required to pay Mr. Garner, as severance pay, his annual compensation for the remainder of the then current three (3) year term of the employment agreement.

    Stephen S. Romaine has an employment agreement with Mahopac National Bank. Each year, the term of Mr. Romaine's employment agreement is automatically extended for an additional year so that the term of the employment agreement is always two (2) years. In the event that the Company terminates the employment agreement without "cause," as that term is defined in the agreement, the Company is required to pay Mr. Romaine, as severance pay, his annual compensation for a period of twelve (12) months from the date of such termination. In addition, in the event that the Company terminates the employment agreement without "cause" as a result of a "significant event," as that term is defined in the agreement, the Company is required to pay Mr. Romaine, as severance pay, his annual compensation for the remainder of the then current two (2) year term of the employment agreement.

Life Insurance

    Life insurance benefits are provided to certain officers of the Company. The Company has entered into life insurance contracts for the respective executives. These insurance contracts are carried at cash surrender value on the consolidated statements of condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense in the consolidated statements of income.

Stock Option Plan

    The Company maintains The Tompkins Trustco, Inc. 2001 Stock Option Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company's stockholders by facilitating their purchase of a stock interest in Tompkins. Management believes that an incentive stock option plan is in the best interests of the Company and its stockholders since it will enhance the Company's ability to continue to attract and retain qualified directors, officers and other key employees. During the 2003 fiscal year, Tompkins granted options to acquire 6,600 shares of Common Stock. No stock options were granted to the Named Executive Officers in fiscal year 2003. Tompkins has never granted stock appreciation rights.

    Outstanding Options of Named Executive Officers. The following table shows the aggregate number of options outstanding as of December 31, 2003 for each of Named Executive Officers, and for all executive officers of the Company as a group.

                                    Number of Options      Average Price Per
Name                                   Outstanding        Option Outstanding (1)
--------------------------------------------------------------------------------
James J. Byrnes                           11,000                 $34.32
Stephen E. Garner                         39,105                 $26.39
James W. Fulmer                           33,000                 $24.20
Stephen S. Romaine                        17,985                 $29.33
Donald S. Stewart                         20,377                 $26.77
All executive officers
  as a Group                             185,129                 $28.61(2)
--------------------------------------------------------------------------------
(1) This price represents the weighted average of the fair market value, as that term is defined in the option plan, of the Common Stock of the Company on the date that the options were granted.

(2) This price represents a weighted average of the exercise price of all of the options currently outstanding to all executive officers of the Company.

    Options Exercised and Value for 2003. The following table sets forth information concerning the exercise of options by each Named Executive Officer during the 2003 fiscal year and the potential value of unexercised "in-the-money" options held by them as of the end of the fiscal year. Options are "in-the-money" if the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. The value of exercised options represents the difference between the fair market value of the shares of Common Stock on the date of exercise less the aggregate exercise price established on the grant date. The value of unexercised "in-the-money" options is based on the average price of Tompkins Common Stock on December 31, 2003, the last trading day of fiscal 2003, of $46.05 per share, minus the exercise price, multiplied by the number of shares of Common Stock issuable upon exercise of the option. These values have not been, and may never be, realized.

               Aggregated Option Exercises During Fiscal 2003 and
                        OptionValues on December 31, 2003

                                                                                Value of
                                                            Number of          Unexercised
                                                           Unexercised        In-the-Money
                                                             Options            Options
                                                          at Year-End (#)    at Year-End ($)
                                                          ---------------    ---------------
                       Shares Acquired       Value         Exercisable/        Exercisable/
Name                   on Exercise (#)    Realized ($)     Unexercisable       Unexercisable
----------------------------------------------------------------------------------------------
James J. Byrnes            24,750           $704,512        2,750/ 8,250     $ 32,258/$ 96,773
Stephen Garner                  0                  0       23,980/15,125     $642,739/$125,936
James W. Fulmer                 0                  0       16,498/16,502     $360,481/$360,569
Stephen S. Romaine              0                  0        8,497/ 9,488     $220,154/$ 80,406
Donald S. Stewart             409           $  7,611       10,477/ 9,900     $274,231/$118,635

EQUITY COMPENSATION PLAN INFORMATION

    The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time.

                      EQUITY COMPENSATION PLAN INFORMATION

-------------------------------------------------------------------------------------------------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                         Number of securities                                future issuance under
                                           to be issued upon        Weighted-average          equity compensation
                                              exercise of           exercise price of           plans (excluding
                                         outstanding options,     outstanding options,      securities reflected in
                                          warrants and rights      warrants and rights             column (a))
            Plan Category                        (a)                     (b)(2)                       (c)
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders (1)                431,997                   30.90                     700,288
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                          0                       0                           0
-------------------------------------------------------------------------------------------------------------------
Total                                           431,997                   30.90                     700,288
-------------------------------------------------------------------------------------------------------------------

(1) These plans are the Tompkins Trustco, Inc. 2001 Stock Option Plan, the Tompkins County Trustco, Inc 1998 Stock Option Plan, and the Tompkins County Trust Company 1992 Stock Option Plan.

(2) This price represents the weighted average exercise price of all outstanding options.

Deferred Profit-Sharing Plan

    The Company has an Investment and Stock Ownership Plan (the "ISOP") that covers substantially all employees of the Company. The ISOP has an employee funded 401(k) component. Pursuant to the plan, the Company will match 100% of an employee's contribution up to 3% of the employee's base pay, and match 50% of an employee's additional contribution to the ISOP up to 2% of the employee's base pay. In addition, the ISOP has an employer-funded profit-sharing component. Profit sharing contributions are determined by the Board of Directors and are limited to a maximum amount as stipulated in the ISOP. This plan allows employees to elect to defer a portion of their profit sharing component (which deferral is not eligible for matching by the Company), or to receive cash. Amounts contributed for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

    The Company also has the Tompkins Trustco, Inc. Employee Stock Ownership Plan (the "ESOP") that covers substantially all employees of the Company. The purpose of the ESOP is to provide a discretionary profit sharing contribution to the plan in order to facilitate stock ownership by employees. Contributions are determined by the Board of Directors and are limited to a maximum amount as stipulated in the ESOP. Amounts accrued for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

Retirement Plan

    The Company has a non-contributory pension equity plan, the Tompkins Trustco, Inc. Retirement Plan, that covers substantially all employees of the Company. The assets of the pension plan are held in a separate trust and administered by the Pension Administration Committee appointed by the Board of Directors.

                TOMPKINS TRUSTCO, INC. RETIREMENT PLAN TABLE (1)

                                     Years of Service

Average Final
Earnings                  15           20           25           30           35
$ 50,000.00          $ 5,928      $ 7,880      $10,185      $12,187      $14,706
$ 75,000.00          $ 9,931      $13,182      $17,010      $20,324      $24,484
$100,000.00          $13,934      $18,484      $23,835      $28,461      $34,262
$125,000.00          $17,937      $23,787      $30,660      $36,599      $44,040
$150,000.00          $21,940      $29,089      $37,485      $44,736      $53,818
$170,000.00          $25,943      $34,392      $44,310      $52,873      $63,595

(1) A "grandfathering" multiplier based on age and service as of January 1, 2001 will increase the benefits of certain Tompkins Trust Company employees covered under the previous Tompkins County Trust Company Retirement Plan, including Mr. Byrnes and Mr. Stewart.

    The Plan provides a retirement benefit based on "Points" defined in the Plan as a combination of age plus years of service, multiplied by "Average Final Earnings," as that term is defined in the Plan. The benefits are not subject to a reduction for social security. Certain employees of the Company, including Mr. Byrnes and Mr. Stewart, are covered by the Plan's "grandfathering" provisions. Specifically, Messrs. Byrnes and Stewart are currently deemed to have 15 and 32 years of service, respectively, under the Plan.

    Under the plan normal retirement age is 65 with reduced benefit payments for early retirement following age 55 to age 65.

Supplemental Employee Retirement Plans

    The Tompkins Trust Company has a Supplemental Employee Retirement Plan
(SERP) covering James J. Byrnes. The SERP provides for a retirement benefit to Mr. Byrnes at age 65 equal to 50 percent of average earnings (as defined in the SERP) over the highest five consecutive years. Benefits under the SERP are reduced by payments due under the Tompkins Trustco, Inc. Retirement Plan and Social Security. Reduced benefits are payable in the event of retirement prior to age 65. The projected benefit to Mr. Byrnes at age 65 is $201,375.

    Stephen E. Garner, Stephen R. Romaine and certain officers of Mahopac National Bank have SERP agreements that provide for a retirement benefit at age 65 equal to 75 percent of final salary as defined in the SERP. Benefits under the SERPs are offset by payments due under the Tompkins Trustco, Inc. Retirement Plan and federal Social Security benefits. Reduced benefits are payable in the event of retirement prior to age 65. The projected benefit to Mr. Garner at age 65 is $168,894, and the projected benefit to Mr. Romaine at age 65 is $262,824.

    The Bank of Castile has entered into certain executive supplemental income agreements that provide for specified deferred compensation benefits payable to certain highly compensated officers, including James W. Fulmer. Under these agreements, retirement benefits of up to 75 percent of the average salary during the officer's final five years of employment are due and payable to the participants. Retirement benefits under these agreements are reduced by payments due under the Tompkins Trustco, Inc. Retirement Plan and federal Social Security benefits. The projected benefit to Mr. Fulmer at age 65 is $262,361.

 Deferred Compensation Plan for Selected Officers

    The Company maintains a nonqualified deferred compensation plan for a select group of employees. The plan allows participating employees to defer receipt of all or a portion of bonuses and profit sharing payments otherwise payable to them until a future date. The Deferred Compensation Plan Committee directs the investment of these monies.

Post-Retirement Life Insurance and Medical Insurance

    The Company offers post-retirement life insurance coverage to certain employees who have worked for the Company for ten years and who retire on or after age 55. Tompkins Trust Company offers post-retirement medical coverage to certain employees who have worked for Tompkins Trust Company for ten years and who retire on or after age 55. Medical coverage is contributory with contributions reviewed annually. Tompkins Trust Company assumes the majority of the cost for these benefits, while retirees share some of the cost through co-insurance and deductibles.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Except for the late filing disclosure set forth below, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 2003 fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

    Timing requirements for the filing of Form 4 were accelerated effective August 29, 2002. A late Form 4 filing was made during the 2003 fiscal year for the following director: Craig Yunker filed a Form 4 on February 14, 2003 regarding the purchase of 285 shares of Common Stock on February 7, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and executive officers of the Company, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company in the ordinary course of business during 2003. Any and all loans and commitments to loan were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 2003, the balance of all such loans included in total loans was $2,054,000. None of the loans outstanding to directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2003.

    James R. Hardie, a Director of the Company and Vice Chair of Tompkins Insurance Agencies, Inc. is a partner in a partnership that leases space to Tompkins Insurance in Attica, New York. The total amount paid to the partnership in 2003 was $36,000.

    William W. Griswold, a Director, serves as president and chief executive officer and as a director of Ontario Telephone Company, Inc. and Trumansburg Telephone Company, Inc. and as Vice President of Trucell, Inc., a wholly owned subsidiary of Ontario Telephone Company and Trumansburg Telephone Company. During the 2003 fiscal year, the Company purchased telecommunication, network and computer equipment and services from Finger Lakes Technologies Group, Inc., a wholly owned subsidiary of Ontario Telephone Company and Trumansburg Telephone Company and telephone service from the Trumansburg Telephone Company. During fiscal 2003, thee Company paid Finger Lakes Technologies Group and Trumansburg Telephone Company a total of $160,879 and $16,386, respectively, for products and services. Tompkins anticipates that it will retain Finger Lakes Technology Group to provide the Company with installation and maintenance services during the 2004 fiscal year.

    Michael H. Spain, a Director of the Company and of Mahopac National Bank, is the president and owner of the Spain Agency, an insurance agency that placed the Company's current workers compensation and statutory disability insurance coverages.

    William D. Spain, Jr., a Director of the Company and a Director and Chairman of Mahopac National Bank, is Managing Partner of Spain & Spain, PC, a firm that provides legal services to Mahopac National Bank.

    Edward C. Hooks, who was a Director of the Company and of Tompkins Trust Company during the 2003 fiscal year, is a partner in the law firm of Harris Beach LLP, which provided legal services to the Company during the 2003 fiscal year. Mr. Hooks resigned from the Board effective January 1, 2004.

STOCK PERFORMANCE GRAPH

    The following graph sets forth comparative information regarding the Company's cumulative return on its Common Stock over the five-year period ended December 31, 2003. Total stockholder return is measured by dividing cumulative dividends (assuming dividend reinvestment) plus the change in share price during the measurement period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return for the five-year period based upon an initial investment of $100 is compared to the cumulative return of the NASDAQ Stock Market (U.S. Companies) and the SNL Securities L.P. Bank Index, assuming the reinvestment of dividends. The stock prices on the performance graph are not necessarily indicative of future stock price performance.


                            Total Return Performance

                               [GRAPHIC OMITTED]



                                                             Period Ending
                                ---------------------------------------------------------------------
            Index               12/31/98     12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
-----------------------------------------------------------------------------------------------------
Tompkins Trustco, Inc.            100.00        86.12       87.09      129.35      145.50      171.51
NASDAQ - Total US                 100.00       185.95      113.19       89.65       61.67       92.90
SNL Bank Index                    100.00        96.92      114.46      115.61      106.01      143.00

The information contained in the Stock Performance Graph section shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that such information be treated as "soliciting materials" or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

    The Audit/Examining Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of three non-employee Directors, all of whom are "independent directors" under Section 121(A) of the AMEX listing standards.

    The Audit/Examining Committee operates under a written charter approved by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The Audit/Examining Committee's primary duties and responsibilities are: to oversee the Company's accounting and financial reporting process and the audit of the Company's financial statements and to monitor the integrity of the Company's financial statements; to monitor the independence and qualifications of the Company's independent auditor; monitor the performance of the Company's independent auditor and internal auditing department; provide an avenue of communication among the Company's independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment and compensation of the Company's independent auditor.

    The Audit/Examining Committee met five times during 2003 and reports to the Board on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit/Examining Committee's meetings include, whenever appropriate, executive sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management.

     The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company. The Audit/Examining Committee has the ability to retain, at the Company's expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

    Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.

    In connection with its responsibilities, the Audit/Examining Committee met with management and with KPMG to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003. The Audit/Examining Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures and a letter from KPMG required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG, its independence.

    Based upon the Audit/Examining Committee's discussions with management, the Company's internal auditor, and KPMG and its review of the information described in the preceding paragraph, the Audit/Examining Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit/Examining Committee

William W. Griswold, Chair                           John E. Alexander
Thomas R. Salm                                       Bonnie H. Howell, Alternate

INDEPENDENT AUDITORS

     The Audit/Examining Committee has retained KPMG to continue as independent auditors and to audit the consolidated financial statements of the Company for the year ending December 31, 2004. A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

     The following table presents fees billed for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by KPMG during 2003 and 2002.

                                                     2003          2002
                                                   --------      --------
        Audit Fees:                                $215,500      $185,400
        Audit-related Fees: (1)                       4,500         4,500
                            (2)                       2,400             0
        Tax Fees: (3)                                96,425        89,830

(1) Federal Home Loan Bank collateral maintenance audit at The Bank of Castile in 2002 and at Tompkins Trust Company in 2003.

(2)  Split dollar life insurance policy.

(3) Tax return preparation, quarterly estimates, tax planning, and tax related research.

    All non-audit services were reviewed with the Audit/Examining Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm's independence and the conduct of its auditing functions.

AUDIT COMMITTEE PRE-APPROVAL POLICY

     The Audit Committee shall pre-approve all auditing services and permitted non-auditing services (including the fees and terms of such services), other than the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit, to be provided to the Company by its independent auditor. The Audit Committee may delegate to one or more designated members of the Audit Committee, the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

    If any stockholder desires to have a proposal formally considered at the 2005 annual meeting of stockholders and included in the proxy statement and proxy for that meeting, the Corporate Secretary must receive the proposal in writing no later than December 11, 2004.

    For proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of stockholders (as specified in the Company's proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2005 annual meeting, a stockholder's notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company by February 23, 2005.

    In addition, the proxy solicited by the Board of Directors for the 2005 annual meeting of stockholders will confer discretionary authority to vote on
(i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice prior to February 23, 2005, and (ii) on any other proposal (notwithstanding timely notice), if the 2005 proxy statement briefly describes the matter and how management will direct the proxy holders to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

FORM 10-K

    A copy of the Company's Annual Report on Form 10-K filed with the SEC is available without charge at our website www.tompkinstrustco.com or by writing to: Tompkins Trustco, Inc., ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC's Internet site (http://www.sec.gov).

OTHER MATTERS

    The Board of Directors knows of no other business to be presented for stockholder action at the Meeting other than the election of directors. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

    Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to vote your proxy promptly. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed proxy card without delay in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing with the Corporate Secretary of Tompkins Trustco, Inc. prior to the Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting, filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.





Dated: April 9, 2004                  By Order of the Board of Directors


                                      /s/ LINDA M. CARLTON
                                      ------------------------------------------
                                      Linda M. Carlton
                                      Asst. Vice President & Corporate Secretary

                                                                      Appendix A

                             TOMPKINS TRUSTCO, INC.
                        AUDIT/EXAMINING COMMITTEE CHARTER

I.       PURPOSE:

The Audit/Examining Committee ("Audit Committee") and its Chair are appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Oversee the Company's accounting and financial reporting processes and the audit of the Company's financial statements and to monitor the integrity of the Company's financial statements,
     o Monitor the independence and qualifications of the Company's independent auditor,
     o Monitor the performance of the Company's independent auditor and internal auditing department,
     o Provide an avenue of communication among the Company's independent auditor, management, the internal auditing department, and the Board of Directors, and
     o Monitor compliance by the Company with legal and regulatory requirements.


II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall consist of no fewer than three members. Audit Committee members shall meet the independence and experience requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission").

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee, or its Chair, shall prepare and/or approve an agenda in advance of each meeting.

The Audit Committee shall hold, at least quarterly, separate executive sessions with management, with the internal auditor(s) and with the Company's independent auditor.

Audit Committee members may be replaced by the Board of Directors.


III.     AUDIT COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES:

The Audit Committee shall be directly responsible for the appointment, compensation, retention (or termination) and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company's independent auditor shall report directly to the Audit Committee. The Audit Committee shall have sole authority to appoint, terminate and replace the Company's independent auditor.

The Audit Committee has the authority to retain independent legal, accounting or other advisers, consultants or experts, as the Audit Committee deems necessary or appropriate in the performance of its duties and responsibilities.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of: o compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; o compensation to any advisers, consultants or experts employed by the Audit Committee; and o ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting and auditing matters. The Audit Committee shall pre-approve all auditing services and permitted non-auditing services (including the fees and terms of such services), other than the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit, to be provided to the Company by its independent auditor. The Audit Committee may delegate to one or more designated members of the Audit Committee, the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the Company's independent auditor as well as to any officer or employee of the Company.

The Audit Committee shall prepare the "Audit Committee Report" as required by the rules of the Commission to be included in the Company's annual proxy statement.

The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually perform a self-assessment of its performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

      1. Review and discuss with management and the Company's independent auditor the annual audited financial statements of the Company, including the disclosures made in management's discussion and analysis.

      2. Discuss with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) 61, Communications with Audit Committees, relating to the conduct of the audit.

      3. Obtain, at least annually, the written disclosures and the letter from the Company's independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), and discuss with the Company's independent auditor the auditor's "independence", which shall include a discussion of any relationships or services disclosed by the independent auditor and how such relationships and/or services might impact the objectivity and independence of the auditor.

      4. Determine whether to recommend, and, if so determined, recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      5. Review and discuss with management and the Company's independent auditor the Company's quarterly financial statements prior to the filing of the Company's Quarterly Reports on Form 10-Q, including the results of the independent auditor's review of the Company's quarterly financial statements.

      6. Discuss with management and the Company's independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy and effectiveness of the Company's internal controls and procedures for financial reporting and any corrective actions taken with regard to any significant deficiencies and/or material weaknesses with respect to the same.

      7. Review and discuss annually with the Company's independent auditor o all critical accounting policies and practices to be used by the Company, o all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of using such alternative disclosures and treatments, and the treatment preferred by the Company's independent auditor, and o other written material communications between management and the Company's independent auditor, such as any management letter and management's response(s) to comments therein or schedule of unadjusted differences; and review and discuss with the Company's independent auditor prior to the filing of the Company's Quarterly Reports on Form 10-Q, any significant or material changes to the foregoing information or any supplementary or updated information with respect to the foregoing.

      8. Discuss with the Company's legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

      9. Review and discuss disclosures made to the Audit Committee by the Company's principal executive officer and principal financial officer during their certification process for the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and/or any material weaknesses in internal controls, and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      10. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      11. Discuss with management and the Company's independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      12. Review, as required by the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") Section 112, management's annual assertion with respect to the system of internal controls and independent accountants' reports regarding the same.

      13. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP financial information and other financial information and earnings guidance provide to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      14. Discuss with management and the Company's independent auditor any correspondence with regulators or governmental agencies (including regulatory examination reports and proposed management responses) and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

      15. Meet with the Company's independent auditor prior to the audit to discuss the planning and staffing of the audit.

      16. Review any proposed hiring of employees or former employees of the Company's independent auditor who participated in any capacity in the audit of the Company.

      17. Confirm with the Company's independent auditor that the auditor has neither detected nor become aware of any information implicated by
            Section 10A(b) of the Exchange Act.

      18. Evaluate at least annually the qualifications, performance and independence of the Company's independent auditor. The Audit Committee shall report its conclusions with respect to the Company's independent auditor to the Board of Directors.

      19. Periodically review with the Corporate Auditor any significant difficulties, disagreements with management, scope restrictions encountered in the course of the function's work, and review significant reports to management prepared by the internal auditing department and management's responses to the same.

      20. Discuss with the Company's independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      21. Conduct annually and file the Directors' Examination pursuant to Sections 122 and 123 (Format X-Large Institutions) of New York Banking Law for Tompkins Trust Company.

**********
         In carrying out its duties and responsibilities the Audit Committee believes its policies and procedures should remain flexible in order that it can best react to changing conditions and a changing environment, and to assure the Board of Directors and the Company's stockholders that the corporate accounting and financial reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the Company's independent auditor.

                                                                      Appendix B

                             TOMPKINS TRUSTCO, INC.
                NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

Membership
----------

    The committee shall consist of at least three independent directors, including a chair and such other independent directors as the Board shall appoint. An "independent director" is a director who meets the American Stock Exchange definition of "independence," as determined by the Board.

Responsibilities
----------------

    This committee will assist the Board in governing the corporation in compliance with all laws and regulations pertaining to corporate governance, including those related to board membership and composition. Specific responsibilities include:

      1. Recommend to the Board, or directly nominate for election by the shareholders, the Directors of the Corporation.
      2. To review and recommend Board practices and policies concerning corporate governance.
      3. To review "related party transactions" as required under the American Stock Exchange rules between the company and its directors.
      4.    To review and recommend the following policies to the Board:
              a.    Uniform Code of Conduct and Ethics for Directors;
              b.    Code of Conduct for the CEO and Senior Financial Officers;
              c.    Code of Conduct and Ethics for Officers and Employees; and
              d.    Board Policy, including board committee charters.
      5.    To review training requirements and initiatives for directors.

Consideration of Nominees
-------------------------

    In considering candidates for the Board, the committee should include individuals who may be recommended by directors, management, or stockholders. The committee shall use the same judgment and criteria in considering all director nominees. The committee is not required to conduct or document full reviews of all names submitted to it.

    Candidates recommended by the committee for nomination as directors should, as a group, meet the corporation's strategic needs; possess the highest personal values, judgment and integrity; understand the regulatory and policy environment in which the company does business; have an understanding of, and interest in, the communities served by the company; and have experience in the key business, financial and management challenges that face a financial services company such as Tompkins Trustco.

    Shareholders may recommend director candidates to serve on the Board of Directors by submitting their recommendations to: Chairman, Nominating/Corporate Governance Committee, Tompkins Trustco, Inc. Board of Directors, P.O. Box 460, Ithaca, New York 14851, no later than December 1st of each year for consideration by the Nominating/Corporate Governance Committee. Any recommendations should include the name, address, and supporting information as to why the candidate should be considered by the Committee.

Outside Advisors
----------------

         The committee shall have the authority to retain such outside counsel, experts, and other advisors as it determined appropriate to assist it in the full performance of its functions.

Meetings
--------

         The committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the committee shall determine. The committee shall make regular reports to the Board on its activities. These reports will generally occur after each committee meeting or at such other times as the committee deems appropriate.

                      [This Page Intentionally Left Blank]

                               TOMPKINS  [GRAPHIC OMITTED]
                                  TRUSTCO INC.


                      P.O. Box 460, Ithaca, New York 14851
                                 (607) 273-3210
                             www.tompkinstrustco.com

                        ANNUAL MEETING OF STOCKHOLDERS OF
                             TOMPKINS TRUSTCO, INC.
                                  May 11, 2004

                          -----------------------------
Co. #    12037           |  PROXY VOTING INSTRUCTIONS  |      Acct. # __________
                          -----------------------------

Dear Tompkins Trustco Stockholder:

For our Annual Meeting, we offer you the convenience of telephone or Internet voting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY PHONE:
o Call our toll-free number from any touch-tone telephone in the United States or Canada: 1-800-776-9437.
o    When prompted, enter your control number that is printed below.
o    Follow the recorded instructions.
TO VOTE VIA INTERNET:
o    Visit our electronic voting website on the Internet:
     http://www.voteproxy.com.
o Enter your control number in the on-screen box, then click on "Submit." Your control number is printed below.
o    Follow the on-screen instructions.
o When you finish, review your vote. If correct, click on "Submit" to register your vote.
TO VOTE BY MAIL:
o    Mark, sign and date the voting card attached below.
o Return it in the postage-paid envelope we have provided. Do not mail additional cards in the return envelope. The return envelopes are mechanically opened and additional cards may be accidentally destroyed.

                                                  ----------------------
YOUR CONTROL NUMBER IS =>                        |                      |
                                                  ----------------------

                 Please detach and Mail in the Envelope Provided

A  [X]  Please mark your votes as in this example using black or blue ink.

                                      FOR all nominees          WITHHOLD AUTHORITY to vote
                                      listed at right (except   for all nominees listed at right
                                      as marked to the
                                      contrary below )                                           Nominees:
                                                                                                      James J. Byrnes (3 yrs.)
1. Election of five (5) Directors for       [ ]                             [ ]                       Reeder D. Gates (3 yrs.)
   a term of three years expiring in                                                                  Bonnie H. Howell (3 yrs.)
   the year 2007, and one (1) Director                                                                Michael H. Spain (3 yrs.)
   for a term of one year expiring in                                                                 William D. Spain, Jr. (3 yrs.)
   the year 2005.                                                                                     Elizabeth W. Harrison (1 yr.)

[INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.]


------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. [Management at present knows of no other business to be presented at the meeting.]

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                 Change of Address and/or Comments Mark Here [ ]





Signature______________________ Signature, if held jointly______________________
Date ____________, 2004.

NOTE: (Name of stockholder should be signed exactly as it appears to the left.)

                             TOMPKINS TRUSTCO, INC.
                         Annual Meeting of Stockholders
                              Tuesday, May 11, 2004

                       YOUR VOTING CARD IS ATTACHED BELOW.

      You may vote by telephone, via the Internet or by conventional mail.

       Please read the other side of this card carefully for instructions.

             However you decide to vote, your representation at the

      Annual Meeting of Stockholders is important to Tompkins Trustco, Inc.














                          PROXY/VOTING INSTRUCTION CARD

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             TOMPKINS TRUSTCO, INC.
                 FOR THE ANNUAL MEETING ON TUESDAY, MAY 11, 2004

         The undersigned stockholder of TOMPKINS TRUSTCO, INC. (the "Company") hereby constitutes and appoints Joseph H. Perry and Linda M. Carlton, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Stockholders to be held at 6:00 p.m. in the Grand Ballroom at the Clarion University Hotel & Conference Center, One Sheraton Drive, Ithaca, NY, on May 11, 2004, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

         The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side, but if no instruction is given on the reverse side, to vote "FOR" the approval of Proposal 1, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting), as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 9, 2004, relating to the Annual Meeting of Stockholders to be held May 11, 2004. (Signature on the reverse side is required.)

Comments:
         ------------------------------------------
         ------------------------------------------
         ------------------------------------------
         ------------------------------------------

If you have written in the above space, please mark the comments notification box on the reverse side.

             (Continued and to be signed and dated on reverse side.)